Exhibit 10.24
RETIREMENT AND RELEASE AGREEMENT
This RETIREMENT AND RELEASE AGREEMENT (this “Agreement”) is entered into between the undersigned individual (“Executive”) and Ducommun Incorporated, a Delaware corporation (the “Company”) and is dated as of November 29, 2021. Reference is made to that certain Key Executive Severance Agreement, dated January 23, 2017, between Executive and the Company (the “Severance Agreement”). Any capitalized terms used herein and not defined shall have the meanings given to such terms in the Severance Agreement.
In consideration of the mutual covenants undertaken in this Agreement, Executive and the Company hereby acknowledge and agree as follows:
1.Retirement.
(a)Executive has previously indicated to the Company her desire to terminate her employment with the Company in order to retire.
(b)The Company and Executive hereby agree that Executive shall continue to actively provide services to the Company through December 3, 2021 and that her last day of employment with the Company shall occur on January 4, 2022 (the “Retirement Date”).
(c)By signing below, Executive and the Company further acknowledge and agree that Executive shall resign, effective as of the Retirement Date, from all positions that she may hold as an employee, officer or director of the Company and/or any of its subsidiaries or affiliates.
(d)Executive acknowledges and agrees that her termination of employment with the Company and its subsidiaries and affiliates due to her retirement does not entitle her to receive any payments or benefits pursuant to the Severance Agreement.
2.Accrued Benefits; Retirement Benefits.
(a)Accrued Benefits. The Company shall pay to Executive the following: (i) any earned, but unpaid, annual base salary through the Retirement Date with such amount paid no later than the Retirement Date; (ii) any accrued but unpaid paid time off through the Retirement Date with such amount paid on the Retirement Date; (iii) any non-forfeitable benefits payable to Executive under the terms of any deferred compensation or other benefit plan maintained by the Company, payable in accordance with the terms of the applicable plan; and (iv) any reasonable business expenses incurred by Executive in accordance with the business expense policy of the Company that remain unreimbursed as of the Retirement Date. The payments and benefits described in this Section 2(a) are the “Accrued Benefits”.
(b)Retirement Benefits. Subject to Executive’s execution and non-revocation of this Agreement and the effectiveness of the release of claims set forth in this Agreement and the Supplemental Release (as defined below), the Company shall provide to Executive (or, in the event of Executive’s death following the Retirement Date, Executive’s estate) the following payments and benefits:
(i)A lump sum cash payment equal to approximately $490,816 payable in Q1 2022 on the first regularly-scheduled payroll date following the date the Supplemental Release becomes effective and irrevocable. Such cash payment represents (A) twelve months of base salary, (B) a cash payment for 2021 equal to the annual cash bonus that Executive would have otherwise been eligible to earn for fiscal year 2021 and (C) COBRA premiums for twelve months.
(ii)In addition, and notwithstanding any terms to the contrary in any of the applicable award agreements or plan documents, all outstanding long-term incentive awards granted to Executive prior to the Retirement Date (including stock options, restricted stock units and performance stock units) shall continue to vest and, if applicable, settle in accordance with the vesting schedule set forth in the underlying award agreement; provided, for the avoidance of doubt, that the performance stock units will vest in accordance with the formula set forth in the underlying award agreement for purposes of determining vesting following Executive’s “retirement” (as such term is defined in the applicable award agreement). The settlement date for time-based restricted stock units shall be the same as the vesting date set forth in the underlying award agreement.
Such aforementioned payments and benefits shall also be subject to Executive’s execution and non-revocation of the supplemental release of claims attached hereto as Exhibit A (the “Supplemental Release”).
3.No Other Compensation. Executive acknowledges and agrees that, as of the Retirement Date, except as otherwise expressly provided in this Agreement and the terms and conditions applicable to stock awards granted to Executive pursuant to the Company’s 2013 Stock Incentive Plan and the 2020 Stock Incentive Plan prior to the Retirement Date (as such terms and conditions have been modified by this Agreement), Executive shall not be entitled to receive or be eligible for any payments, severance or sums from the Company under any offer letter, agreement (including, for the avoidance of doubt, the Severance Agreement), plan or otherwise with respect to Executive’s employment with the Company and/or the termination of Executive’s employment with the Company, and no compensation, severance or other benefits shall accrue beyond the Retirement Date; provided however, that Executive shall be entitled to receive any bonus payment approved by the Compensation Committee of the Board of Directors prior to the date of this Agreement in recognition of Executive’s contributions to the Company. Notwithstanding the foregoing, nothing herein shall prevent, nor shall the Company contest, Executive from exercising any rights or claiming any benefits for which he may otherwise be eligible under applicable state unemployment and/or disability insurance programs.
4.Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

To Company:    Ducommun Incorporated
200 Sandpointe Avenue
Suite 700
Santa Ana, California 92707
Attention: Chief Executive Officer
To Executive:    Rosalie F. Rogers
[Home Address]
5.Release by Executive. Except for those obligations of the Company under this Agreement, Executive, on behalf of Executive and Executive’s dependents, successors, heirs, assigns, agents, and executors (collectively, the “Executive Releasors”), hereby releases and discharges and covenants not to sue, to the maximum extent permitted by law, the Company and its predecessors, successors, subsidiaries, parents, branches, divisions, and other affiliates, and each of their current and former directors, officers, employees, shareholders, representatives, attorneys, successors and assignees, past and present, and each of them (individually and collectively, “Company Releasees”) from and with respect to any and all claims, wages, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, concealed or hidden (collectively, “Claims”), of any kind whatsoever, including, without limitation, any Claims arising out of or in any way connected with Executive’s employment relationship with or separation from, the Company, any Claims for severance pay, bonus or similar benefit, sick leave, pension, retirement, vacation pay, life insurance, health or medical insurance or any other fringe benefit, any benefits arising from any benefit plan, workers’ compensation or disability, and any other Claims resulting from any act or omission by or on the part of Releasees committed or omitted prior to the date of this Agreement, including by way of example only, any Claims under the Age Discrimination in Employment in Employment Act (as amended by the Older Workers’ Benefit Protection Act), Title VII of the Civil Rights Act of 1964; the Federal Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Family Medical Leave Act; the Employee Retirement Income Security Act (“ERISA”); the California Fair Employment and Housing Act; the California Labor Code; the California Private Attorney General Act; any other federal, state or local law, regulation or ordinance; the Orders of the California Industrial Welfare Commission regulating wages, hours and working conditions; any action based on any alleged breach of contract, breach of the covenant of good faith and fair dealing, fraud, fraudulent inducement or any other tort; any violation of public policy or statutory or constitutional rights; any claim for severance pay, bonus or similar benefit, sick leave, pension, retirement, vacation pay, holiday pay, stock options, car allowance, life insurance, health or medical insurance, or any other fringe benefit; any claim for reimbursement of health or medical costs; and any claim for disability. This release does not prevent Executive from filing a charge with or participating in an investigation by a governmental administrative agency; provided, however, that Executive waives any right to receive any monetary award resulting from such a charge or investigation, including, without limitation, interest, penalties, fines, and attorneys’ fees. This release by the Executive Releasors does not apply to any continuing obligations under this Agreement or to any action to enforce or for breach of this Agreement.

6.Release by Company.    Except for those obligations of Executive under this Agreement, Company for itself and on behalf of its predecessors, successors, subsidiaries, parents, branches, divisions, and other affiliates (collectively, the “Company Releasors”), hereby releases and discharges and covenants not to sue, to the maximum extent permitted by law, the Executive from and with respect to any and all claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, concealed or hidden (collectively, “Company Claims”) arising out of or in any way connected with Executive’s employment relationship with or separation from, the Company, and any other Company Claims resulting from any act or omission by or on the part of the Executive committed or omitted prior to the date of this Agreement, including by way of example only, any action based on any alleged breach of contract, breach of the covenant of good faith and fair dealing, fraud, fraudulent inducement or any other tort; and any violation of public policy or statutory or constitutional rights. This release by the Company Releasors does not apply to any continuing obligations under this Agreement or to any action to enforce or for breach of this Agreement.
7.ADEA Waiver. Executive expressly acknowledges and agrees that, by entering into this Agreement, Executive is knowingly and voluntarily waiving any and all rights or claims that Executive may have arising under the ADEA, which have arisen on or before the date of the Agreement. Executive further expressly acknowledges and agrees that:
(a)in consideration for the releases provided for in this Agreement, Executive received value beyond that which Executive was, at that time, already entitled to;
(b)Executive was advised in writing by this Agreement to consult with an attorney before signing this Agreement;
(c)Executive has been given a period of 21 days within which to consider this Agreement before signing it, and that in the event Executive executes the Agreement before the full 21 days, Executive does so knowingly and voluntarily and with the intention of waiving any remaining time in that 21-day period; and
(d)Executive was informed that Executive has seven days following the date of execution of this Agreement in which to revoke the Agreement (the “Revocation Period”). This Agreement shall not become effective or enforceable until the Revocation Period has expired and Executive has not revoked the Agreement. To be effective, such revocation must be in writing and hand delivered to the contact identified in Section 4 above within the Revocation Period.
Nothing herein shall prevent Executive from seeking a judicial determination as to the validity of the release provided in this Agreement, with regard to age discrimination claims consistent with the ADEA.
8.Parties’ Release of Known and Unknown Claims.    It is the parties’ intention that the parties’ respective execution of this Agreement will bar every claim, demand, cause of action, charge, or grievance that one party may have against the other existing at any time prior to and through the date of execution of this Agreement. Because this is the parties’ intention, each party respectively waives any and all rights and benefits conferred upon that party by the provisions of Section 1542 of the California Civil Code. Section 1542 provides:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
The parties confirm that they have each read the Agreement, fully understand its terms and their effect, and as part of this mutual general release, and not by way of limitation, expressly waive, relinquish, and forfeit all rights and benefits accorded by the provisions of Section 1542, and furthermore waive any rights that they may have to invoke said provisions now or in the future with respect to any rights or claims released in this Agreement. The parties acknowledge that they understand the significance and consequence of the releases herein and specific waiver of all known and unknown claims.
9.No Claims Assigned or Filed. Executive and the Company represent and warrant that each has not assigned or transferred to any person not a party to this Agreement any of the Claims released pursuant to this Agreement. Executive and the Company further represent and warrant that neither party nor any person, firm or entity acting on such party’s behalf or for such party’s benefit has filed any complaints, charges, or lawsuits with any court or government agency, or commenced any arbitration proceeding, relating to any of the Claims released pursuant to this Agreement.
10.Director and Officer Insurance Coverage; Indemnification. The Executive shall remain an insured under the Company’s director and officer insurance after the Retirement Date with respect to acts or omissions of Executive while Executive served as an officer or director of the Company on the same terms and conditions as such insurance is provided for active officers of the Company from time to time. Nothing herein shall serve to act as a waiver by Executive of any rights to which she may now or hereinafter be entitled under such insurance policies or the Company’s governing documents with respect to indemnification for acts while she was an officer or employee of the Company and its subsidiaries. In addition, this Agreement shall not act as a waiver or release of any rights of legal representation and/or indemnification that Executive may have for acts within the course and scope of employment under California Labor Code Section 2802.
11.Section 409A.    This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and will be interpreted in a manner intended to comply with Section 409A. To the extent any reimbursements or in-kind benefits due to Executive under this Agreement constitute “deferred compensation” under Section 409A, any such reimbursements or in-kind benefits shall be paid in a manner consistent with Treas. Reg. Section 1.409A-3(i)(l)(iv). Each payment made under this Agreement shall be designated a “separate payment” within the meaning of Section 409A. As such, and to the extent applicable and permissible under Section 409A, each such “separate payment” shall be made in a manner so as to satisfy Section 409A and Treasury Regulations promulgated thereunder, including the provisions which exempt certain compensation from Section 409A, including but not limited to, Treas. Regs. Section 1.409A-1(b)(4) regarding payments made within the applicable 2-1/2 month period and Section 1.409A-1(b)(9)(iii) regarding payments made only upon an involuntary separation from service. Notwithstanding anything herein to the contrary, if any payment of money or other benefits hereunder could cause the application of an accelerated or additional tax under Section 409A(a)(1)(B) (“a 409A Tax”), the Company, in its sole discretion, may decide such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant with Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such accelerated or additional tax. In addition, to the extent Executive is a “specified employee” as defined in Section 409A as of the Retirement Date, and the deferral of the commencement of any compensation or benefits otherwise payable under this Agreement as a result of termination of employment is necessary in order to prevent a 409A Tax, then the Company will postpone the commencement of such payment of any such compensation or benefits until the first business day of the seventh month following Executive’s Retirement Date (the “Delayed Payment Date”). Payment of the withheld and accumulated payments shall be treated as made on the Delayed Payment Date if the payment is made on such date or a later date within the same calendar year as the Delayed Payment Date, or, if later, by the 15th day of the third month following the Delayed Payment Date, provided that Executive may not, directly or indirectly, designate the year of payment. Company shall consult with Executive in good faith regarding the implementation of the provisions of this Paragraph 11, but the Company shall determine the terms of any such implementation. Executive acknowledges that he has been advised to obtain independent legal, tax or other counsel in connection with any Section 409A obligations and Executive has/will do so to the extent he deems necessary.
12.Miscellaneous.
(a)Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.
(b)Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.
(c)Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof, except as otherwise set forth herein (including, for the avoidance of doubt, the Severance Agreement).
(d)Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.

(e)Assignment; Successors. The Company may not assign this Agreement to anyone, at any time, without Executive’s prior written consent, except that the Company may assign its rights and obligations under this Agreement without the consent of the Executive to any successor to the business or assets of the Company (whether by reorganization, consolidation, merger, sale or other transaction). This Agreement shall inure to the benefit of and be binding upon the Company’s predecessors, successors, subsidiaries, permitted assignees, parents, branches, divisions or other affiliates, and upon Executive’s heirs, executors and administrators.
(f)Severability. If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or application and, therefore, the provisions of this Agreement are declared to be severable. In addition, should any court of competent jurisdiction determine that any provision of this Agreement is unenforceable, the parties agree that the court should modify the provision to the minimum extent necessary to render said provision enforceable.
(g)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, the Company and Executive have caused this Agreement to be executed.

DUCOMMUN INCORPORATED	EXECUTIVE

By: /s/ Christopher D. Wampler	/s/ Rosalie F. Rogers Rosalie F. Rogers
Title: VP, CFO, Controller and Treasurer

EXHIBIT A
This SUPPLEMENTAL RELEASE OF CLAIMS (this “Release”) is made by and between Rosalie F. Rogers (“Executive”) and Ducommun Incorporated, a Delaware corporation (“Company”). Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed to such terms in that certain Retirement and Release Agreement, by and between Executive and the Company (the “Retirement Agreement”).

1.Acknowledgment. Executive acknowledges that, as of the date hereof, Executive has received the Accrued Benefits in accordance with the terms set forth in the Retirement Agreement.
2.Release by Executive. Except for those obligations of the Company under this Release, Executive, on behalf of Executive and Executive’s dependents, successors, heirs, assigns, agents, and executors (collectively, the “Executive Releasors”), hereby releases and discharges and covenants not to sue, to the maximum extent permitted by law, the Company and its predecessors, successors, subsidiaries, parents, branches, divisions, and other affiliates, and each of their current and former directors, officers, employees, shareholders, representatives, attorneys, successors and assignees, past and present, and each of them (individually and collectively, “Company Releasees”) from and with respect to any and all claims, wages, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, concealed or hidden (collectively, “Claims”), of any kind whatsoever, including, without limitation, any Claims arising out of or in any way connected with Executive’s employment relationship with or separation from, the Company, any Claims for severance pay, bonus or similar benefit, sick leave, pension, retirement, vacation pay, life insurance, health or medical insurance or any other fringe benefit, any benefits arising from any benefit plan, workers’ compensation or disability, and any other Claims resulting from any act or omission by or on the part of Releasees committed or omitted prior to the date of this Release, including by way of example only, any Claims under the Age Discrimination in Employment in Employment Act (as amended by the Older Workers’ Benefit Protection Act), Title VII of the Civil Rights Act of 1964; the Federal Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Family Medical Leave Act; the Employee Retirement Income Security Act (“ERISA”); the California Fair Employment and Housing Act; the California Labor Code; the California Private Attorney General Act; any other federal, state or local law, regulation or ordinance; the Orders of the California Industrial Welfare Commission regulating wages, hours and working conditions; any action based on any alleged breach of contract, breach of the covenant of good faith and fair dealing, fraud, fraudulent inducement or any other tort; any violation of public policy or statutory or constitutional rights; any claim for severance pay, bonus or similar benefit, sick leave, pension, retirement, vacation pay, holiday pay, stock options, car allowance, life insurance, health or medical insurance, or any other fringe benefit; any claim for reimbursement of health or medical costs; and any claim for disability. This release does not prevent Executive from filing a charge with or participating in an investigation by a governmental administrative agency; provided, however, that Executive waives any right to receive any monetary award resulting from such a charge or investigation, including, without limitation, interest, penalties, fines, and attorneys’ fees. This release by the Executive Releasors does not apply to any continuing obligations under this Release or to any action to enforce or for breach of this Release.
3.Release by Company.    Except for those obligations of Executive under this Release, Company for itself and on behalf of its predecessors, successors, subsidiaries, parents, branches, divisions, and other affiliates (collectively, the “Company Releasors”), hereby releases and discharges and covenants not to sue, to the maximum extent permitted by law, the Executive from and with respect to any and all claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, concealed or hidden (collectively,

“Company Claims”) arising out of or in any way connected with Executive’s employment relationship with or separation from, the Company, and any other Company Claims resulting from any act or omission by or on the part of the Executive committed or omitted prior to the date of this Release, including by way of example only, any action based on any alleged breach of contract, breach of the covenant of good faith and fair dealing, fraud, fraudulent inducement or any other tort; and any violation of public policy or statutory or constitutional rights. This release by the Company Releasors does not apply to any continuing obligations under this Release or to any action to enforce or for breach of this Release.
4.ADEA Waiver. Executive expressly acknowledges and agrees that, by entering into this Release, Executive is knowingly and voluntarily waiving any and all rights or claims that Executive may have arising under the ADEA, which have arisen on or before the date of the Release. Executive further expressly acknowledges and agrees that:
(a)in consideration for the releases provided for in this Release, Executive received value beyond that which Executive was, at that time, already entitled to;
(b)Executive was advised in writing by this Release to consult with an attorney before signing this Release;
(c)Executive has been given a period of 21 days within which to consider this Release before signing it, and that in the event Executive executes the Release before the full 21 days, Executive does so knowingly and voluntarily and with the intention of waiving any remaining time in that 21-day period; and
(d)Executive was informed that Executive has seven days following the date of execution of this Release in which to revoke the Release (the “Revocation Period”). This Release shall not become effective or enforceable until the Revocation Period has expired and Executive has not revoked the Release. To be effective, such revocation must be in writing and hand delivered to the contact identified in Section 4 of the Retirement Agreement.
Nothing herein shall prevent Executive from seeking a judicial determination as to the validity of the release provided in this Release, with regard to age discrimination claims consistent with the ADEA.
5.Parties’ Release of Known and Unknown Claims.    It is the parties’ intention that the parties’ respective execution of this Release will bar every claim, demand, cause of action, charge, or grievance that one party may have against the other existing at any time prior to and through the date of execution of this Release. Because this is the parties’ intention, each party respectively waives any and all rights and benefits conferred upon that party by the provisions of Section 1542 of the California Civil Code. Section 1542 provides:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
The parties confirm that they have each read the Release, fully understand its terms and their effect, and as part of this mutual general release, and not by way of limitation, expressly waive, relinquish, and forfeit all rights and benefits accorded by the provisions of Section 1542, and furthermore waive any rights that they may have to invoke said provisions now or in the future with respect to any rights or claims released in this Release. The parties acknowledge that they understand the significance and consequence of the releases herein and specific waiver of all known and unknown claims.

6.No Claims Assigned or Filed. Executive and the Company represent and warrant that each has not assigned or transferred to any person not a party to this Release any of the Claims released pursuant to this Release. Executive and the Company further represent and warrant that neither party nor any person, firm or entity acting on such party’s behalf or for such party’s benefit has filed any complaints, charges, or lawsuits with any court or government agency, or commenced any arbitration proceeding, relating to any of the Claims released pursuant to this Release.
7.Miscellaneous.
(a)Amendment and Modification. This Release may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.
(b)Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.
(c)Entire Agreement. This Release and the Retirement Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof, except as otherwise set forth herein (including, for the avoidance of doubt, the Severance Agreement).
(d)Governing Law. This Release shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.
(e)Assignment; Successors. The Company may not assign this Release to anyone, at any time, without Executive’s prior written consent, except that the Company may assign its rights and obligations under this Release without the consent of the Executive to any successor to the business or assets of the Company (whether by reorganization, consolidation, merger, sale or other transaction). This Release shall inure to the benefit of and be binding upon the Company’s predecessors, successors, subsidiaries, permitted assignees, parents, branches, divisions or other affiliates, and upon Executive’s heirs, executors and administrators.
(f)Severability. If any provision of this Release or its application is held invalid, the invalidity shall not affect other provisions or applications of the Release which can be given effect without the invalid provisions or application and, therefore, the provisions of this Release are declared to be severable. In addition, should any court of competent jurisdiction determine that any provision of this Release is unenforceable, the parties agree that the court should modify the provision to the minimum extent necessary to render said provision enforceable.
(g)Counterparts. This Release may be executed in one or more counterparts, each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(h)
IN WITNESS WHEREOF, the Company and Executive have caused this Release to be executed on January 4, 2022.

DUCOMMUN INCORPORATED	EXECUTIVE

By: /s/ Christopher D. Wampler	/s/ Rosalie F. Rogers Rosalie F. Rogers
Title: VP, CFO, Controller and Treasurer
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